Exhibit 3.33
State of Nevada Articles of Incorporation
1.	NAME OF CORPORATION: KRBE Broadcasting, Inc.

2.	RESIDENT AGENT: The Corporation Trust Company of Nevada 6100 Neil Road, Suite 500 Reno, Nevada 89511

3.	SHARES: Number of shares with par value: 100 Par Value: $1.00 Number of shares without par value: 0

4.	GOVERNING BOARD: Shall be styled as (check one): ☑ Directors ☐ Trustees

The FIRST BOARD Of DIRECTORS shall consist of 4 members and the names and addresses are as follows (attach additional page if necessary):
Louise J. Appell, Jr.
1700 Powder Mill Road
York, PA 17403
Peter P. Brubaker
160 Edgewood Road
York, PA 17403
John L. Finlayson
550 Gatehouse Lane, East
York, PA 17402
David E. Kennedy
2950 Broxton Lane
York, PA 17402
5.	PURPOSE (optional – see reverse side): The purpose of the corporation shall be:

6.	OTHER MATTERS:

7.	SIGNATURES OF INCORPORATORS:

John L. Finlayson Name (print)	Craig W. Bremer Name (print)

550 Gatehouse Lane, East York, PA 17402 Address	1020 Wetherburn Drive, York, PA 17404

/s/ John L. Finlayson	/s/ C. W. Bremer
8.	CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT: The Corporation Trust Company of Nevada hereby accepts appointment as Resident Agent for the above named corporation.

/s/ Mary Alice Rogers Signature of Resident Agent	9-18-00 Date